October 1, 2023

EMPLOYMENT CONTRACT

Employment contract SANTO MINING CORP. dba SANTO BLOCKCHAIN LABS, INC> also known as SANTO (“employer”) and Kevin Jodrey (“employee”).

Whereas

The employer desires to contract the services of the employee in various facets of the business for a period of 10 years commencing on October 1st, 2023, situated in Wyoming, United States, in the particular role of Chief Cannabis Officer “C.C.O.”.

Now Therefore it is agreed as follows:

TERMS, REMUNERATION, BENEFITS, LEAVE AND OTHER CONDITIONS

1.The employer agrees to pay the employee a base salary of $150,000 usd per annum payable by 12 equal payments.

2.The employer may from time to time introduce and operate various incentive or bonus schemes to promote the best interests of the business. At the sole discretion of the board of Directors, the employee may be entitled to participate in such schemes.

3.The employee shall be entitled to all normal staff benefits including statutory holidays, 15 days annual leave (timing by mutual agreement), after six (6) months service and concessions from time to time granted by the employer. Such concessions may include agreed study/education time to complete tertiary qualifications.

4.Should the employee’s employment continue beyond six (6) months, the employee shall be entitled in each ensuing period of twelve (12) months up to five (5) days paid “special leave” which may be applied for when:

a.sick, (if more than two days a doctor’s certificate is necessary)

b.the spouse, partner or a dependent is sick

c.a family bereavement which requires leave

5.After twelve (12) months continuous employment with the employer, the employee is entitled to “parental leave”.

6.The employer will reimburse the employee all business-related expenses, such as travel, accommodation, telephone tolls call charges and other expenses on presentation of a receipt and monthly expenses statement from the employee. Within this, the employee will be entitled to claim reimbursement of the following additional expenses:

a.A mobile phone allowance of $225.00 per month

b.An Internet allowance of $75.00 per month

c.International per diem of $125.00USD per day

d.National per diem of $75.00USD per day

7.The provision of a motor vehicle does not form part of this agreement and will be discussed as a separate arrangement. A separate Motor Vehicle Lease Agreement is attached.

DUTIES AND RESPONSIBILITIES

1.The employee shall carry out the duties of C.C.O., initially directly responsible range of responsibilities that involve overseeing the company’s day-to-day operations, ensuring efficiency and contributing to the company's strategic goals:

a.**Compliance and Regulatory Oversight**:

- Stay up to date with evolving cannabis regulations and emerging markets and adapt the company's operations accordingly, guiding legal to ensure compliance with applicable company products.

b.**Licensing and Permit Management**:

- Oversee the acquisition and maintenance of necessary licenses and permits for the company's operations.

c.**Research and Development**:

- Stay informed about the latest cannabis industry trends, products, and technologies.

1095 Sugar View Dr Ste 500, Sheridan, WY 82801 USA

- Explore opportunities for research and development to create innovative cannabis web 3.0 products.

- Oversee and guide company regarding the products as they relate to the supply chain and production processes

d.**Compliance Team Management**:

- Guide a team responsible for compliance, and risk management and review and comment on legal to support compliance with applicable company products

e.**Product Development and Innovation**:

- Collaborate with product development teams to create new cannabis products and improve existing ones.

- Innovate and differentiate the company's product offerings.

f.**Partnership and Vendor Management**:

- Develop relationships with suppliers, vendors, and partners in the cannabis industry.

- Support Negotiations of contracts and partnerships to support the company's operations.

g.**Marketing and Branding**:

- Collaborate with marketing teams to promote the company's products.

- Guide marketing materials to correctly target desired markets

h.**Financial Aspects**:

- Recommend and review costing and pricing for products recognizing the market factors and thresholds

i.**Community and Public Relations**:

- Represent the company in the community and maintain a positive public image.

- Guide public relations strategies for Address any community concerns or issues related to the company's operations or products

j.**Reporting**:

- Prepare and submit required monthly report

k.**Board and Shareholder Communication**:

- Keep the board of directors and shareholders informed about the company's cannabis-related activities, challenges, and successes.

l.**Strategic Planning**:

- Develop and implement long-term strategies for the company's growth and success in the cannabis industry.

m.**Risk Management**:

- Identify potential risks and develop strategies to mitigate them, including legal and financial risks.

n.**Ethical and Sustainable Practices**:

- Promote ethical and sustainable practices within the company as it relates to the cannabis industry.

2.In performing the duties, the employee shall diligently and faithfully serve the employer and use his/her best efforts to promote and protect the employer’s interests. The employee shall devote the time and effort exclusively during normal business hours to discharge the duties. The employee may be asked to work outside these hours from time to time.

CONFIDENTIALITY, SECURITY, AND RESPECT FOR INDIVIDUAL RIGHTS

1.The employee and the employer acknowledge that the terms and conditions of this agreement are to remain confidential.

2.No raw materials, stock, finished goods, or other property of the employer, its customers or suppliers, shall be removed from the premises without the specific approval of the employee’s supervisor or another Manager.

3.The employee acknowledges that he/she has read, understood and agree to the company information, policies and health and safety guidelines in the “Employee Manual”.

4.The employee shall respect and understand the individual rights of other staff at the employer.

1095 Sugar View Dr Ste 500, Sheridan, WY 82801 USA

INTELLECTUAL PROPERTY AND OTHER BUSINESS INTERESTS

1.Except under proper performance of the employee’s duties, the employee shall not divulge intellectual property information obtained, generated or acquired through employment regarding the business affairs, property, customers, clients, staff or principals of the employer.

2.The employee shall assign and disclose promptly to the employer any and all ideas, designs, inventions, developments or like when made in whole or part by the employee in the course of his/her employment, and to make and maintain adequate and current records thereof.

3.The employee shall not during the continuance of employment be employed, engaged, concerned or interested in any other business or any business which may compete in a material respect with the employer without the prior written consent of the employer.

TERMINATION

1.It is agreed that either party may terminate this employment contract by eight (8) weeks prior written notice or the employer may elect to make payment in lieu of such notice.

2.The employer may terminate the employee’s employment without notice or payment (except as require by law) upon the occurrence of any of the following events:

a.The employer considers that the employee is guilty of serious misconduct which in the opinion of the employer justified summary dismissal.

b.The employee be guilty of any willful breach or continued neglect of duties or terms expressed or implied by this agreement or any duties which may from time to time be properly assigned to the employee.

c.In the opinion of the Board of Directors the employee has conducted himself/herself (whether or not in the course of his/her employment) in a manner likely to bring the employee or the employer into disrepute.

d.If in the opinion of the board of directors, the job position filled by the employee becomes redundant and the employer does not consider the employee suitable for any other position that is available, or there is no other position available, the employee will be entitled to eight (8) weeks prior written notice or the employer may elect to make payment in lieu of such notice.

3.Upon termination of the employee 's employment under this agreement for any reason whatsoever the employee must immediately return to the employer all types of documents and copies thereof within the employee's possession or control that relate to the intellectual property, affairs and business of the employer.

4.All physical property of the employer or property under the contractual control of the employer must immediately be returned to the employer.

5.Upon the termination of employment, the employee shall be entitled to be paid in respect of the annual holiday earned by the employee that have not already been enjoyed and shall refund to the company, the wages in respect of holiday enjoyed by the employee that have not already been earned.

6.From the time of termination of employment the employee shall not for a period of twelve (12) months directly or indirectly solicit competition for the custom of the employer clients’ who were clients within twelve (12) months prior to termination of the employee’s employment, use the intellectual property of the employer or in any way be involved in a similar competitive business. The employee shall not directly or indirectly offer employment to any person who is or had recently been an employee of the employer.

7.This clause is intended to apply for the period specified after the date of the employee’s termination of employment and whilst the employer continues trading in its present business activities.

1095 Sugar View Dr Ste 500, Sheridan, WY 82801 USA

ILLEGALITY

1.If for any reason a provision of this agreement be declared invalid or unenforceable the remaining provisions shall not be affected or impaired.

Signatures and Endorsements

Made this the 1st day of October 2023

/s/ Franjose Yglesias

Franjose Yglesias

in the presence of the undersigned witness

1095 Sugar View Dr Ste 500, Sheridan, WY 82801 USA